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                                    SUBLEASE

Sublease, dated as of April 1, 1996 by and between VIDEO BROADCASTING CORPORATION, a Delaware corporation with offices at 708 Third Avenue, New York, New York 10017 (the "Landlord"), and MEDIA ON DEMAND, INC., a New York corporation with offices at 708 Third Avenue, New York, New York, 10017 (the "Tenant").

                               W I T N E S S E T H

1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following space in the building known as and by the street number 708 Third Avenue, New York, New York 10017 (hereinafter referred to as the "Building"):

     The portion of the Building's 9th floor shown in diagonal lines on the floor plan annexed hereto as "Exhibit A", which premises are hereinafter called the "Demised Premises."

The Demised Premises, described as a portion of the 9th floor (consisting of approximately 1,266 square feet of rentable area) are leased together with the appurtenances, including the right to use in common with others the lobby, public entrances, public stairways, public elevators (except elevators specifically assigned for the exclusive use of other tenants of the Building) and other public portions of the Building.

TO HAVE AND TO HOLD the same unto Tenant for a term of two (2) years (the "Term") commencing on the Substantial Completion Date as defined in the Second Lease Modification Agreement to the Prime Lease ("Commencement Date"), and ending two (2) years thereafter, paying the rents hereinafter set forth, pursuant to the covenants, conditions, and agreements stated herein.

Tenant shall use the Demised Premises solely as executive, general and administrative offices in connection with its multimedia development business.

2. The Demised Premises subleased hereunder are part of the premises referred to in that certain lease dated September 21, 1994 between CLEMONS PROPERTIES PARTNERS, as the landlord therein (herein the "Prime Landlord") and VIDEO BROADCASTING CORPORATION, as the tenant therein (such lease and exhibits and schedules and any amendments thereto attached is herein referred to as the "Prime Lease"). Landlord represents that a copy of the Prime Lease has been delivered to Tenant or its agent, receipt of which is hereby acknowledged by Tenant. The terms, covenants, provisions and conditions of the Prime Lease as modified by this Sublease are hereby incorporated herein and shall be binding upon the parties hereto, those applying to the Prime Landlord therein shall apply to the Landlord herein and those applying to the Prime Tenant therein shall apply to the Tenant herein. In addition to the modifications and amendments made elsewhere in this Sublease, the following terms hereby are specifically modified:

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     (a) Any reference to Exhibit A or Demised Premises in the Prime Lease shall be deemed a reference to Exhibit A to this Sublease and the Demised Premises herein, respectively.

     (b) Any reference to "Lease" in the Prime Lease shall be deemed a reference to this Sublease; any reference to "Landlord" or "Tenant" in the Prime Lease shall mean only Landlord herein and Tenant herein, respectively, except as provided in subparagraph (c) below.

     (c) In the event the Prime Landlord withholds its consent to any proposed act of Tenant, the Landlord's withholding of its consent to such proposed act shall not be deemed unreasonable.

     (d) The Tenant shall not have an option to renew or a right of first refusal in connection with the Demised Premises.

3. During the term of this Sublease, Tenant covenants and agrees to pay Landlord an annual basic fixed rent ("Rent") of Thirty One Thousand Six Hundred Fifty ($31,650) Dollars in equal monthly installments of Two Thousand Six Hundred Thirty Seven and 50/100 ($2,637.50) Dollars.

Tenant shall also pay an additional rent ("Additional Rent") as specified herein as and when the same shall become due and payable.

Tenant hereby acknowledges that the Rent and Additional Rent due hereunder shall be subject to periodic adjustment when and as set forth in the Prime Lease.
Tenant: hereby expressly acknowledges, notwithstanding anything to the contrary contained in the Prime Lease, that it is not entitled to any abatements, adjustments or credits of Rent or Additional Rent.

4. Rent shall be payable in equal monthly installments in advance on or before the first day of each month during the Term and Additional Rent within five (5) days after being billed by Landlord, all at the office of the Landlord or at such other place as Landlord may designate from time to time, without any set off or deduction whatsoever.

5. Tenant shall pay Landlord, on the Substantial Completion Date the first month's rent in the sum of Two Thousand Six Hundred Thirty Seven and 50/100 ($2,637.50) Dollars.

6. Tenant acknowledges that its pro rata share ("Pro Rata Share") is 42.41% of Portion D as defined in the Second Lease Modification Agreement to the Prime Lease. Tenant agrees to pay Landlord as Additional Rent, during the Term of the Sublease on the same terms and conditions as set forth in the Prime Lease, its Pro rata Share of (i) the increases in the real estate taxes, as set forth in
Section 38 of the Prime Lease; and (ii) any ad valorem assessments or impositions against the real property of which the Demised Premises form a part and its proportionate share of any taxes which shall be imposed in lieu of any ad valorem real property tax as the same is

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presently considered.


7. The Tenant shall pay Landlord as Additional Rent, during the Term of the Sublease on the same terms and conditions as set forth in the Prime Lease, its pro rata share of operating expenses as set forth in Section 38 of the Prime Lease.

8. The Tenant shall pay Landlord as Additional Rent, during the Term of the Sublease its pro rata share of electric costs related to the Demised Premises at the rate of $2.75 per square foot.

9. Whenever and as often as the Prime Landlord shall give the Landlord notices, such notices will be deemed to have been given to the Tenant on the date such notice was given to the Landlord provided the Tenant actually receives such notice from Landlord by the next business day thereafter. Any notice, demand, or other communication shall be in writing, addressed to the respective parties at the Building, or at such other address as may be designated by the parties in writing and shall be deemed sufficiently given on the day of delivery if delivered by hand or three (3) business days following mailing if sent by certified mail, return receipt requested to the address set forth above or one
(1) business day following mailing by special overnight delivery. All notices to Tenant shall be sent to Charles Saracino and all notices to Landlord shall be sent to J. Graeme McWhirter, with a copy to Jeffrey Herz, Esq., at Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021.

10. This is a sublease and Tenant shall look only to the Prime Landlord for the provision of the services and the performance of the obligations of the Prime Landlord under the Prime Lease, but in that connection all communications by Tenant shall be made through Landlord who shall promptly forward such communications to the Prime Landlord when appropriate. Any failure by the Prime Landlord to provide such services or perform such obligations shall not constitute a breach by Landlord hereunder or result in an abatement of rent unless and then only to the extent of Tenant's proportionate share of any abatement of Rent under the Prime Lease that Landlord itself in fact receives. In the event of such a failure, Landlord shall assign any right to Tenant to assert claims against the Prime Landlord with respect to such specific failure to the extent Landlord shall not pursue claims in its own name.

11. This Sublease, along with the documents incorporated herein by reference, sets forth the full terms of the parties' agreement, which may not be modified except in writing executed by the parties hereto. To the extent the provisions of this Sublease and those of the Prime Lease are inconsistent, the provisions of this Sublease shall control.

12. In the event that the Tenant shall remain in the Demised Premises after the expiration of the Term, such holding over shall not constitute a renewal or extension of this Sublease. The Landlord may construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Sublease, except as to duration, in which event, the Tenant shall pay monthly rent in advance at twice the rate provided herein as in effect during the last month of the Term. In view of the difficulty of accurately ascertaining the loss Landlord shall suffer by reason of Tenant's failure to vacate and surrender possession upon the expiration of the term of this Sublease, or, if applicable, upon the termination of the month to month tenancy, the holdover

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damages shall be deemed Landlord's entire liquidated damages suffered thereby.
However, payment of holdover damages by Tenant shall in no event be deemed or construed to extend the term of this Sublease or create a month to month tenancy.

13. Tenant covenants, represents and warrants that Tenant has not had any dealings or negotiations with any broker, finder, or agent in connection with the negotiation or consummation of this Sublease and Tenant covenants and agrees to hold harmless and indemnify Landlord from and against all damages, liability, costs and expenses (including reasonable attorneys fees) arising from any claim for compensation, commissions or charges by any broker, finder, agent or any other person other than the broker based upon dealings with Tenant with respect to this Sublease or the negotiation thereof, or the Demised Premises.

14. All of the terms, covenants and conditions of this Sublease shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

15. Tenant expressly covenants that it shall not assign, mortgage or encumber this Sublease, nor underlet or permit the Demised Premises or any part thereof to be used by others without the prior written consent of Landlord and Prime Landlord in each instance, which consent may be withheld in the sole discretion of Landlord or Prime Landlord.

16. This Sublease is subject to the Landlord's obtaining the prior written consent of the Prime Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Sublease as of the day and year first above written.

VIDEO BROADCASTING CORPORATION                  MEDIA ON DEMAND, INC.
LANDLORD                                        TENANT

By: /s/ J. Graeme McWhirter                     By: /s/ Charles Saracino
J. Graeme McWhirter
Executive Vice President


Consented to this 1 day of
April 1996


CLEMONS PROPERTIES PARTNERS

By: /s/ Signature

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                    [9th floor diagram of 708 Third Avenue]



Exhibit "B" - ALL FIGURES AND DIMENSIONS ARE APPROXIMATE